UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2009

BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

P. O. Box 655237
Dallas, Texas	75265-5237
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-3.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On March 9, 2009, the Compensation Committee of the Company’s Board of Directors authorized the amendment of the Belo Savings Plan (401(k) plan) to make discretionary the employer matching contributions previously provided for under the plan, in effect suspending those matching contributions indefinitely. The change to discretionary contributions is effective for payroll periods beginning on or after April 12, 2009.
Whether to make a discretionary matching contribution and the amount of any such contribution will be determined by the Compensation Committee. Presently, the Compensation Committee has not elected to exercise its discretion to make employer matching contributions.
The Third Amendment to the Belo Savings Plan (as amended and restated effective January 1, 2008) dated March 9, 2009 is Exhibit 10.1 to this Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective for payroll periods beginning on or after April 12, 2009, all employees of the Company or a subsidiary who participate in the Company’s executive compensation plan, management compensation plan, or sales management compensation plan, will have his or her annual base salary reduced by five percent (5%). All executive officers of the Company participate in the Company’s executive compensation plan and are affected.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 9, 2009, the Company amended and restated its Bylaws.
The Bylaw amendments clarify that a director’s departure from the Company’s Board of Directors does not allow the Company to eliminate the advancement of expenses for defense of the departed director, and also clarify that the Company is not required to indemnify or advance expenses to a director or officer when he or she has initiated a lawsuit against the Company for matters such as wrongful discharge unless the Board of Directors specifically authorizes Company indemnification and advancement of expenses in that case.
The Bylaw amendments also provide detail to the process of a shareholder proposal to nominate a director or directors, or bring other business before a shareholders meeting, and specify additional information that the shareholder must provide, including expanded share ownership information.
The Bylaw amendments also expressly authorize the Board of Directors to designate a director to serve as Lead Director.
The foregoing description of the Bylaw amendments does not purport to be complete and is qualified in its entirety by the Amended and Restated Bylaws that are Exhibit 3.1 to this Form 8-K.
Item 8.01. Other Events.
On March 11, 2009, the Company issued a press release announcing cost-saving measures, including a Company-wide staff reduction of approximately 150 positions, the suspension of Belo Corp.’s Belo Savings Plan (401(k) plan) employer matching contributions, as described in Item 1.01 above, and a five percent (5%) salary reduction for all employees who participate in one of the Company’s three management compensation programs, as described in Item 5.02 above. The press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	Amended and Restated Bylaws of Belo Corp. effective as of March 9, 2009.

10.1	Third Amendment to the Belo Savings Plan (as amended and restated effective January 1, 2008) dated March 9, 2009.

99.1	Press Release dated March 11, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2009	BELO CORP.

	By:	/s/ Brenda C. Maddox
Brenda C. Maddox, Vice President/Treasurer and Tax

EXHIBIT INDEX
3.1	Amended and Restated Bylaws of Belo Corp. effective as of March 9, 2009.

10.1	Third Amendment to the Belo Savings Plan (as amended and restated effective January 1, 2008) dated March 9, 2009.

99.1	Press Release dated March 11, 2009.